LEASE AGREEMENT

THIS LEASE made this 19th day of October, 2005 by and between Pocono Development Company L.L.C., a Michigan Limited Liability Corporation, whose address is, 100 West Long Lake Road, Suite 120, Bloomfield Hills, MI 48304the Lessor, hereinafter designated as the Landlord, and Integral Vision, Inc., a Michigan Corporation, whose address is 38700 Grand River Avenue, Farmington Hills, Mi 48335 the Lessee, hereinafter designated as the Tenant.

ARTICLE I DESCRIPTION

WITNESSETH: The Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by the Tenant, does hereby lease unto the Tenant the following described premises situated in the City of Wixom, County of Oakland, State of Michigan , to wit: a light industrial building containing approximately 14,158 square feet, more commonly known as 49113 Wixom Tech Drive.

ARTICLE II COMPLETION OF BUILDING

 Section 1. The building and demised premises shall be received “as is” , with Landlord replacing the carpet only in the area listed as Open office as set forth with the Plan listed as exhibit “A” attached hereto and made a part hereof. It is understood and agreed by Tenant that any minor changes from any plans or specifications during construction of the building or demised premises shall not relieve Tenant of its obligations under this Lease Agreement. Landlord's construction work shall be pursuant to applicable ordinances, statutes, regulations and laws.

 Section 2. Landlord agrees to make every reasonable effort to ensure the building is completed, as hereinafter defined, on or before January 1, 2006. If the building is not completed on or before January 15, 2006, for reasons other than labor disputes, strikes, boycotts and shortages, material shortages, fire, abnormally adverse weather conditions, Acts of God, force majeure, acts of theft or vandalism, war, riot or civil commotion, or other events or occurrences beyond the control of Landlord, Tenant may, at its option, and as its sole remedy, by written notice to Landlord on or before February 1, 2006, cancel this Lease Agreement in its entirety, provided that the building is not completed prior to the giving of said notice. For purposes of this Agreement, the building shall be deemed completed when the City of Wixom issues a final Certificate of Occupancy, or a temporary permit authorizing occupancy if weather prevents issuance of final Certificate of Occupancy, and all facilities necessary to Tenant's occupancy of the demised premises have been substantially completed, including access to and throughout the premises, toilet, heating, ventilating, air- conditioning, water, plumbing, lighting and electrical power and other utility facilities are installed in good operating order and the work remaining to be done is of such a nature as to not materially interfere with the Tenant's use of the premises and approximately thirty (30) days written notice of the completion of the demised premises shall have been given by Landlord to Tenant. Occupancy of said premises by Tenant shall be construed as acceptance and acknowledgment that the demised premises has been completed and in the condition called for.

 Section 3. During the course of construction, Tenant, its employees, agents and contractors may enter upon the premises at all reasonable times for the purpose of inspection, and as soon as possible after such construction is substantially completed, and with Landlord's consent, may enter upon the premises for the purpose of installing improvements, fixtures, and other equipment upon condition that Tenant, its employees, agents and contractors will not unreasonably interfere with Landlord's employees, agents or contractors, in the pursuit of Landlord's construction. Landlord shall have no responsibility or liability whatsoever for any loss of or damage to any fixtures or other equipment installed or left upon the demised premises by Tenant.

Section 4. Landlord shall remove all tools, scaffolding, unused or discarded building materials, waste and rubbish of any sort, in, on or about the premises prior to the commencement date of this Lease.

ARTICLE III RENT AND TERMS

Section 1. This Lease shall commence on the date the building shall be completed in accordance with Section 2 of Article II hereof, and notice of such completion has been given in accordance with Section 2 of Article II, and shall continue until the first day of the month following the date of completion of the building, plus a period of Five years after the first day of such month.

Section 2. Beginning on the Commencement Date and continuing on the first day of each month during the Term, Tenant shall pay rental to Landlord for said leased premises, in monthly installments, without offset, deduction or demand whatsoever, as hereinafter provided:

Months	$/Month	$/ Lease Year
1-12	$8,258.83	$99,106.00
13-24	$8,341.42	$100,097.06
25-36	$8,424.84	$101,098.03
37-48	$8,509.08	$102,109.01
49-60	$8,594.18	$103,130.10

Should the Commencement Date fall on a day other than the first day of a calendar month, then the rental for such partial first month shall be prorated on a daily basis based upon a thirty (30) day calendar month, and the term of this Lease shall be extended to include such partial month, as provided in Article III, Section 1.

In the event that Tenant does not pay, when due and payable, or within seven (7) days thereafter, any rent or any additional rent, Landlord may increase the rent for that month or until the rent or any additional rent is paid pursuant to Article XXXVI. This right to increase the rent by Landlord shall be an addition to any other remedies that Landlord may have under the terms of this Lease Agreement or otherwise. Rent is payable at, 100 West Long Lake Road, Suite 120, Bloomfield Hills, MI 48304 or at such other place as Landlord may give written notice to Tenant.

Section 3. The Tenant hereby hires the said premises for the said term as above mentioned and covenants well and truly to pay, or cause to be paid unto the Landlord at the dates and times above mentioned, the rent above reserved. (See Security Provision attached hereto and made a part of this Lease.)

ARTICLE IV TAXES

Section 1. Tenant shall pay, as additional rent, to Landlord during the term of this Lease all taxes and assessments which may be levied or assessed by any lawful authority, for each calendar year during the term hereof, against the land, building or improvements comprising the leased premises. (Such taxes and assessments being hereinafter called "Taxes".) Should the State of Michigan or any political subdivision thereof or any governmental authority having jurisdiction thereover, now or hereafter impose a tax and/or assessment of any kind or nature upon, against or with respect to the rentals payable by Tenant to Landlord or any income of Landlord derived from the leased premises or with respect to Landlord's or the individuals or entities which form the Landlord herein, ownership of the land and building or buildings comprising the leased premises, either by way of substitution for all or any part of the taxes and assessments levied or assessed against such land and such building or buildings, or in addition thereto, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against such land and such building or buildings for the purpose of this paragraph and Tenant shall be obligated to pay it as provided herein. In addition, should any governmental authority having jurisdiction thereover impose a tax or surcharge of any kind or nature upon, against or with respect to the parking areas or the number of parking spaces comprising the leased premises, such tax or surcharge shall likewise be deemed a constituted tax and/or assessment against such land and such building or buildings for the purpose of this paragraph and Tenant shall be obligated to pay such tax provided herein.

Section 2. At the option of Landlord, Tenant shall pay all taxes within ten (10) days of presenting the tax bill, or the taxes shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord. Upon receipt of all tax bills and assessment bills attributable to any calendar year during the term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's share of the premises taxes of such calendar year. In the event the total amount of monthly installments paid by Tenant pursuant to this Article does not equal the sum due from Tenant as shown on such statement, then Tenant shall pay to Landlord the deficiency within ten (10) days after demand therefor by Landlord; or Landlord shall credit such excess to the next installment of rent due from Tenant, as the case may be. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes against the property to which such bill relates. Prior to, or at the commencement of the term of this Lease and from time to time thereafter throughout the term hereof, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Landlord's and Tenant's obligation under this Lease shall survive the expiration and/or termination of this Lease.

Section 3. Notwithstanding anything in this Article to the contrary, all costs and expenses incurred by Landlord during negotiations for or contests of the amount of taxes shall be the cost of the landlord, if the landlord contests the taxes and is successful then the cost of the contest shall be paid by the tenant to the extent that the Tenant shall receive the benefit of such contest. However should the tenant request that the taxes be contested the sole cost of the contest shall be paid by the tenant. In the event a refund is obtained, Landlord shall credit a portion thereof to the next installment of rent due from Tenant, such portion to be based upon the percentage of the original taxes paid by Tenant from which the refund was derived.

Section 4. Tenant, at all times shall be responsible for and shall pay, before delinquent, all taxes levied, assessed or unpaid on any leasehold interest, any right of occupancy, any investment of Tenant in the premises, or any personal property of any kind owned, installed or used by Tenant including Tenant's leasehold improvements or on Tenant's right to occupy the premises.

Section 5. Tenant shall, in addition to the foregoing, pay any new tax of a nature not presently in effect but which may be hereafter be levied, assessed, or imposed upon the Landlord or the demised premises, if such tax shall be based on or arise out of the ownership, use or operation of the leased premises. For the purpose of computing Tenant's liability for such new type of tax, the leased premises shall be deemed the only property of Landlord. However Tenant shall not be liable for any income driven tax levied on the Landlord.

ARTICLE V INSURANCE AND INDEMNITY

Section 1. Tenant, at its own expense, shall maintain for the mutual benefit of Landlord and Tenant, insurance of the following character:

A)  Comprehensive General Liability; insurance against claims for bodily injury, personal injury, death or property damage, and the business operated by Tenant and any subtenants of Tenant in the leased premises, occurring on, at or about the demised premises, such insurance to afford protection for Landlord and such other parties as Landlord shall then designate, of not less than Two Million and no/100 ($2,000,000.00) Dollars, with respect to bodily injury, personal injury or death to any one person, not less than Two Million and no/100 ($2,000,000.00) Dollars, with respect to any one accident or occurrence and not less than One Million and no/100 ($1,000,000.00) Dollars,with respect to property damage. Policies for such insurance shall be for the mutual benefit of Landlord, Tenant, and such other parties as Landlord may designate, all of whom shall be deemed as additional named insureds, and shall contain a clause that the insured will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurance certifying to  the issuance of such policy shall be delivered to, Landlord prior to the commencement of Tenant's Work and upon renewals not less than thirty (30) days prior to the expiration of such coverage.

B) If Tenant purchases a "Claims Made" policy then Tenant agrees to purchase what is commonly referred to as a "Tail". Which said "Tail" shall meet with Landlord's requirements stated above in Section B and said "Tail" shall survive the expiration and/or termination of this Lease Agreement.

C)  Worker's Compensation; covering all persons employed in connection with any work done on or about the demised premises with respect to which claims for death or bodily injury shall be asserted against Landlord, Tenant, or the demised premises.

D)  Personal Property; Tenant agrees to carry, at its expense, insurance against fire, vandalism,malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or within the leased premises, in an amount equal to not less than eighty percent (80%) of the actual replacement cost thereof and to furnish Landlord with a certificate evidencing such coverage.

E) Plate Glass; Tenant shall provide plate glass insurance, if applicable.

F) Additional Named Insured: Landlord, along with any desired mortgagee if required, are to be named as additional named insureds under the policies.

Section 2. Landlord shall provide insurance of the following character and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord under this Article.

A) Rental Interruption insurance in amounts equal to Tenant's total rental obligation for twelve (12) full months under this Lease, plus the total of the estimated cost to Tenant of taxes, assessments, insurance premiums and common area charges.

B) All Risk Property; fire and Extended Coverage in the standard fire extended coverage and the special extended coverage endorsements providing all risk insurance in an amount equal to full replacement value of the building and all improvements. Said estimate shall be revised at the expiration of the initial term of the insurance policy and shall be revised by the Landlord at each renewal of said policy.

At the option of Landlord, Tenant shall reimburse Landlord for all costs and expenses for the insurance provided by Landlord in this Article IV, Section 2, A through B, within ten (10) days of presenting the insurance bill or before the first day of each calendar month, in advance, if required by Landlord's lender, or financial institution, in an amount estimated by Landlord, or at the option of the Landlord, Tenant shall pay insurance in monthly installments, on or before the first day of each calendar month, in advance, in an amount estimated by Landlord, or as required by Landlord's mortgagor.

Section 3. All insurance policies required under this Article IV shall be issued by companies of recognized financial standing, rated at least A VII by Best's Insurance Guide and duly licensed to do business under the laws of the State of Michigan. Every policy which Tenant is obligated to carry under the provisions of this Section shall contain an agreement by the insurer that it will not cancel or materially modify such policy except after thirty (30) days prior written notice to Landlord. Tenant shall deliver to Landlord, upon delivery of its occupancy of the demised premises, the original or duplicate policies or certificates of the insurers, evidencing all of the insurance which is required to be maintained by Tenant hereunder, and Tenant shall, within thirty (30) days prior to the expiration of any such insurance deliver other original or duplicate policies or other certificates of the insurers evidencing the renewal of such insurance. If Tenant fails to effect, maintain, or renew any insurance provided for in this Section, or to pay the premium therefor, or to deliver to Landlord any of such policies or certificates, then in any of said events, Landlord, at its option, but without obligation so to do, may upon five (5) days notice to Tenant, procure such insurance. Any sums expended by Landlord to procure such insurance shall be additional rent hereunder and shall be repaid by Tenant within five (5) days following the date on which expenditures shall be made by Landlord.

Section  4. Such insurance may be by so-called "blanket" policy coverage, provided, however, that such "blanket" policy coverage allocates a satisfactory amount of insurance to the demised premises, that this amount is not subject to deduction because of coinsurance, and that adjustment in payment of the insurance so allocated will be in the amounts specified in the Lease. Further, said blanket coverage shall not be subject to invalidation as to the demised premises because of any act or omission by the Tenant.

Section 5. Tenant covenants to indemnify Landlord, and save it harmless from and against any and all claims, actions, damages, liability and expense, including attorney fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises or the occupancy or use by Tenant of the leased premises or any part thereof, arising from or out of Tenant's failure to comply with any provisions of this Lease or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, customers or licensees. For the purpose hereof, the leased premises shall include service areas adjoining the same, including the parking areas, and the loading platform areas. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold it harmless and shall pay all costs, expenses and reasonable attorney fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorney fees that may be incurred in enforcing the Tenant's covenants and agreements in this Lease.

Section 6. Tenant further agrees that if insurance premiums for the entire premises are increased due to the nature of the Tenant's use of the demised premises, then the entire increase shall be the sole responsibility of Tenant.

ARTICLE VI PAYMENT BY LANDLORD

If the Tenant shall default in any payment or expenditure other than rent required to be paid or expended by the Tenant under the terms hereof, the Landlord may at its option make such payment or expenditure, in which event the amount thereof shall be payable as rental to the Landlord by the Tenant on the next ensuing rent day, together with interest at fifteen (15%) percent per annum from the date of such payment or expenditure by the Landlord and on default in such payment the landlord shall have the same remedies as on default in payment of rent.

ARTICLE VII ASSIGNMENT

Section 1. Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein, and not to lease or sublet the leased premises or any part or parts thereof or any right or privilege appurtenant thereto, and not to allow anyone to conduct business at, upon or from the leased premises or to come in, by, through or under it, in all cases either by voluntary or involuntary act of Tenant or by operation of law or otherwise, without the written consent of Landlord. The sale, issuance or transfer of any voting stock of Tenant or Tenant's Guarantor, if any, which results in a change in the voting control of Tenant, or Tenant's Guarantor, if any , shall be deemed to be an assignment of this Lease within the meaning of this Article. Any such prohibited act by Tenant (or any attempt at same) either voluntarily or involuntarily or by operation of law or otherwise, shall at Landlord's option, terminate this Lease and any such purported act shall be null and void, however sales of stock in the open market is not a violation of this provision of non-assignability

ARTICLE VIII ALTERATIONS

Section 1. Tenant shall not make or cause to be made any alteration, additions or improvements to the leased premises without the prior written approval of Landlord. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought.

Section 2. All alterations, decorations, additions and improvements made by Tenant shall be deemed to have attached to the leasehold and to have become the property of Landlord upon such attachment; upon expiration of this Lease or any renewal term thereof, Tenant shall not remove any of such alterations, decorations, additions and improvements, except that trade fixtures installed by Tenant may be removed, if all rents and other charges due herein are paid in full and Tenant is not otherwise in default hereunder; provided, however, that Landlord may designate by written notice to Tenant those alterations and additions which shall be removed by Tenant at the expiration or termination of the Lease and Tenant shall promptly remove the same and repair any damages to the leased premises caused by such removal or shall reimburse Landlord for the cost of repairing such damage.

ARTICLE IX EMINENT DOMAIN

If the whole or more than fifty (50%) percent of the leased premises shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such a taking, then the term of this Lease shall cease on the part so taken, as of the day possession shall be taken by such public authority, and the rent shall be paid up to that date. Landlord or Tenant may, by written notice to the other, within thirty (30) days from the date possession is taken by public authority, terminate this Lease. In the event that neither Landlord or Tenant terminates this Lease, all of the terms herein provided shall continue in effect, except that as of the date possession is taken by public authority, the rent and other charges payable by Tenant to Landlord shall be reduced in proportion to the floor area of the leased premises taken and Landlord shall, at its expense, make all necessary repairs or alterations to the basic building, so as to constitute the remaining leased premises a complete architectural unit, and Tenant, at Tenant's sole cost, shall similarly act with respect to Tenant's improvements, trade fixtures, furnishings and equipment. All damages awarded for such taking under the power of eminent domain or sale under threat or in lieu of such taking, whether for the whole or a part of the leased premises, shall belong to and be the property of Landlord, irrespective of whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the leased premises, and Tenant shall have no claim against either Landlord or the condemning authority with respect thereto; provided, however, that Landlord shall not be entitled to any award specifically designated as compensation for, depreciation to, and cost of removal of Tenant's stock and fixtures.

ARTICLE X MAINTENANCE AND REPAIRS

Section 1. Landlord shall, at its own expense, make all necessary repairs to the roof, outer walls, footing and foundation of the premises which repairs are occasioned by structural defects. Tenant shall, at its expense, take care of the demised premises both inside and out and keep the same and all parts thereof, by way of illustration, but not limitation, landscaping and parking areas, together with any and all alterations, additions and improvements therein or thereto, in good order and condition, suffering no waste or injury, and shall promptly make all needed repairs and replacements, in and to any building or structure or equipment now or hereafter erected upon the demised premises, including vaults, sidewalks, water, sewer and gas connections, pipes and mains, and all other fixtures, machinery and equipment now or hereafter belonging to or connected with said premises or used in their operation. All such repairs and replacements shall be of first class quality sufficient for the proper maintenance and operation of the demised premises. The Tenant shall not allow the accumulation of waste or refuse matter, not permit anything to be done upon the demised premises which would invalidate or prevent the procurement of any insurance policies which may at any time be required pursuant to the provisions of Article V hereof. The Tenant shall not obstruct or permit the obstruction of the street or sidewalk and shall keep the sidewalk and curb adjoining the demised premises clean and free of snow and ice.

Section 2. The Tenant shall at its own expense under penalty of forfeiture and damages promptly comply with all lawful laws, orders, regulations or ordinances of all municipal, County and State authorities affecting the premises hereby leased and the cleanliness, safety, occupation and use of same.

Section 3. The Landlord shall have the right to enter upon the leased premises at all reasonable hours for the purpose of inspecting the same. If the Landlord deems any repairs necessary, he may demand that the Tenant make the same and if the Tenant refuses or neglects forthwith to commence such repairs and complete the same with reasonable dispatch, the Landlord may make or cause to be made such repairs and shall not be responsible to the Tenant for any loss or damage that may accrue to its stock or business by reason thereof, and if the Landlord makes or causes to be made such repairs, the Tenant agrees that it will forthwith on demand pay to the Landlord the cost thereof with interest at Fifteen (15%) percent per annum, and if it shall make default in such payment, the Landlord shall have the remedies provided in Paragraph 6 hereof.

Section 4. The Landlord reserves the right of free access at all times to the roof of said leased premises. The Tenant shall not erect any structures for storage or any aerial, or use the roof for any purpose without the consent in writing of the Landlord.

ARTICLE XI RIGHT TO ERECT SIGNS

Tenant is hereby granted the right to erect signs on the exterior of the building which shall be constructed in conformity with all requirements of local law and shall be subject to the prior written approval of Landlord, which approval will not be unreasonably withheld. Tenant agrees to hold Landlord harmless from any liability arising out of or in connection with the erection or maintenance of such signs.

Landlord covenants that it will not allow any other Tenant to erect signs on the face of the building in which the demised premises are located.

ARTICLE XII LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

Landlord may, without notice, if in the opinion of Landlord an emergency exists, perform any covenant or condition of this Lease for the Tenant's account and at the Tenant's expense, in the event that the Tenant shall default in the performance of any such covenant or condition. Tenant shall reimburse Landlord for all costs and expenses of Landlord, including reasonable attorney fees, thereby incurred within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure by Tenant to so reimburse Landlord within such ten (10) day period shall constitute a default by Tenant under this Lease and shall carry with it the same consequences as failure to pay any installment of rental. Landlord's rights and remedies pursuant to this Article shall be an addition to any and all other rights and remedies provided under this Lease or at law and shall survive the termination of this Lease.

ARTICLE XIII DEFAULT

Section 1. If any one or more of the following events (herein sometimes called "events of default": shall happen:

A)  If default shall be made in the due and punctual payment of any rent, or in the payment of any other sums of money required to be paid by Tenant under this Lease or any part thereof, when and as the same shall become due and payable, and such default shall continue for a period of seven (7) days after notice from Landlord to Tenant specifying the items in default; or

B) In the event Tenant shall be in default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease excepting those items listed in the above Section (A) and if such default is not cured within twenty (20) days after written notice thereof given by the Landlord, excepting such defaults that cannot be cured completely within such twenty (20) day period, provided that the Tenant shall within such twenty (20) day period, promptly commence and proceed with reasonable diligence and in good faith to remedy such default;

then and in any such event Landlord at any time thereafter may give written notice to Tenant specifying such event of default or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least seven (7) days after the giving of such notice, and upon the date specified in such notice this Lease and the term hereby demised and all rights of Tenant under this Lease, including any renewal privileges, whether or not exercised, shall expire and terminate, and Tenant shall remain liable as hereinafter provided.

Section 2. Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the demised premises to Landlord, and Landlord, upon or at any such expiration or termination, may without further notice, enter upon and reenter the demised premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the demised premises and may have, hold and enjoy the demised premises and the right to receive all rental of and from the same. In the event that the Landlord shall, during the period covered by this Lease, obtain possession of said premises by reentry, summary proceedings, or otherwise, the Tenant hereby agrees to pay the Landlord the expense incurred in obtaining possession of said premises and also all expenses and commissions which may be paid in and about the letting of the same, and all other damages.

Section 3. If this Lease shall terminate pursuant to this Article, or by summary proceedings or otherwise, or if the demised premises or any part thereof shall be abandoned by Tenant, or shall become vacant during the term hereof, Landlord may in its own name, but as agent for Tenant if this lease not be terminated, or if this lease be terminated, in its own behalf, relet the demised premises or any part thereof, or said premises, with additional premises for such term or terms, (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent and alterations of the demised premises) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the demised premises or any part thereof, or of any failure to collect any rent due upon such reletting.

Section 4. No such expiration or termination of this Lease, or summary proceedings, abandonment or vacancy shall relieve Tenant of its liability and obligation under this Lease, whether or not the demised premises shall be relet. In any such event Tenant shall pay Landlord the rent and all other charges required to be paid by Tenant up to the time of such event. Thereafter:

A)            1. Tenant, until the end of the term of this Lease, or what would have been such term in the absence of any such event, shall be liable to Landlord as damages for Tenant's default, the equivalent of the amount of the rent and other charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions above, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, alteration costs, expenses of preparation for such reletting.

2. Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.

3. At any time after the expiration or termination of this Lease pursuant to this Article, in lieu of collecting any further monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as damages, in addition to the damages provided for in Section 8, damages computed in the manner set forth in this Section B, minus any such monthly deficiencies previously recovered from Tenant.

B)            1. In case of any breach of this Lease, Landlord shall immediately and ipso facto, without notice or other action by Landlord, become entitled to recover from Tenant, as damages for such breach, in addition to any damages becoming due under the lease, an amount equal to the difference between the rent and other charges reserved in this Lease from the date of such breach to the date of the expiration of the original term demised and the then fair and reasonable rental value of the premises for the same period. Said damages shall become due and payable to Landlord monthly upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installment of rent thereafter becoming due and the fair and reasonable rental value of the premises for the period for which such installment was payable shall be discounted to the date of such breach at the rate of not more than four (4%) percent per annum.

2. If and so long as the term of this Lease shall continue, the rent reserved herein for the unexpired term the Lease after a breach, shall be reduced by the amount of such liquidated damages as may be paid to Landlord, such reduction being applied proportionately to each installment of rent thereafter becoming due. During the continuance of the Lease after such a breach and until such damages are paid to Landlord, the whole amount of each installment of rent herein reserved shall be due and payable at the time herein specified and if, by reason of the subsequent payment of liquidated damages, and the resulting reduction in rental, Landlord shall have received a sum in excess of all installments, as so reduced, becoming due after the breach and before the collection of such damages, such excess shall be refunded upon the receipt of such liquidated damages.

Section 5. If the demised premises or any part thereof be relet by Landlord for the unexpired term of this Lease or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall prima facie be the fair and reasonable rental value for the part or the whole of the premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceeding in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Section 6. If this Lease be terminated by summary proceedings or otherwise, or if the premises are abandoned or become vacant, and whether or not the premises be relet, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, in addition to any damages becoming due under this Article, the following: an amount equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the demised premises, and all reasonable costs and charges for the care of said premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time as such expenses are incurred by Landlord.

Section 7. If this Lease be terminated in any manner whatsoever, or if there be any breach of this Lease, then and in either of such events, Tenant covenants and agrees, any other covenant in this Lease notwithstanding:

A) That the premises shall be in the same condition as that in which Tenant has agreed to surrender them to Landlord at the expiration of the term hereof.

B) That Tenant, on or before the occurrence of any such event shall perform any covenant contained in this Lease for the making of any improvement, alteration or betterment to the premises, or for restoring or rebuilding any part thereof; and

C) That, for the breach of any covenant of the lease, Landlord shall be entitled to recover and Tenant shall pay, ipso facto, without notice or other action by Landlord, the then cost of performing such covenant, less interest thereon at the rate of four (4%) percent per annum for the period between the occurrence of any such event and the time when any such work or act, the cost of which is computed, should have been performed under the other provisions of this Lease had such event not occurred.

Section 8. Tenant hereby expressly waives, as permitted by law, the service of any notice of intention to reenter provided for in any statute, and except as is herein otherwise provided, Tenant, for and on behalf of itself and all persons claiming through or under Tenant (including any leasehold mortgagee or other creditor), also waives any and all right of redemption or reentry or repossession in case Tenant shall be disposed by a judgment or by warrant of any court or judge or in case of reentry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re- enter", "entry", or "reentry" as used in this Lease are not restricted to their technical legal meanings.

Section 9. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant, or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant and no breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 10. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceeding and other remedies were not provided for in this Lease.

Section 11. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE XIV BANKRUPTCY OR INSOLVENCY

Section 1. Tenant's interest not transferable. Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code.

Section 2. Termination. In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if tenant's Guarantor, if any, or his executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any State Act or the Bankruptcy Code or if Tenant is adjudicated insolvent by a Court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant or Tenant's Guarantor, if any shall be appointed by reason of the insolvency or inability of Tenant or Tenant's Guarantor, if any, to pay its debts, or if any assignment shall be made of the property of Tenant or Tenant's Guarantor, if any, for the benefit of creditors, then and in any such events, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the leased premises but shall remain liable as herein provided.

Section 3. Tenant's obligation to avoid Creditors' proceedings. Tenant or Tenant's Guarantor shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or Tenant's Guarantor, if any, and shall not make any assignment for the benefit of creditors or become or be adjudicated insolvent. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or Tenant's Guarantor, if any, or of the assets of either of them, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this paragraph shall be deemed a material breach of Tenant's obligations hereunder, and this Lease shall thereupon automatically terminate. Landlord does in addition, reserve any and all other remedies provided in this Lease or in law.

Section 4. Rights and obligations under the Bankruptcy Code:

A) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows:

1. To perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of "operations" as provided in this Lease until such time as this Lease is either rejected or assumed by order of the United State Bankruptcy Court.

2. To pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the leased premises an amount equal to all rent and other charges otherwise due pursuant to this Lease.

3. To reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter.

4. To give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease.

5. To give at least thirty (30) days prior written notice of any abandonment of the leased premises; any such abandonment to be deemed a rejection of this Lease.

6. To do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

7. To be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

8. To have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of entry of same.

B) No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

C) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following:

1. The cure of any monetary defaults and the reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment;

2. The deposit of an additional sum equal to three (3) months rent to be held pursuant to the terms of this Lease.

3. The use of the leased premises as set forth in this Lease.

4. The reorganized debtor or assignee of such debtor in possession or if Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to substantial experience and financial ability to operate out of the leased premises in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease.

5. The prior written consent of any mortgagee to which this Lease has been assigned as collateral security.

ARTICLE XV SURRENDER OF PREMISES

Section 1. Tenant shall surrender at the end of the Lease term the premises in good order and repair, except for reasonable wear and tear between the last necessary repair, replacement, restoration or renewal made by Tenant, pursuant to its obligations hereunder.

ARTICLE XVI NONLIABILITY

Section 1. As a consideration for making of this Lease, the Landlord shall not be liable for any failure of public or private utility services to the premises, nor for injury or damage which may be sustained to person or property by the Tenant or any other person caused by or resulting from steam, electricity, gas, water, rain, ice, or snow which may leak or flow from or into any part of said building or from the breakage, leakage, obstruction or other defect of the pipes, wiring, appliances, plumbing or lighting fixtures of the same, the condition of said premises or any part thereof, or through the elevator, if any, or from the street or subsurface, or from any other source or cause whatsoever, whether the same damage or injury shall be caused by or be due to the negligence of the Landlord, the Landlord's agent, servant, employee, or not, nor for interference with light or other incorporeal hereditaments, provided such interference is caused by anybody other than the Landlord, or caused by operations by or for the City in the construction of any public or quasi-public work, neither shall the Landlord be liable for any defect in the building, latent or otherwise.

Section 2. The Tenant further acknowledges that it has examined the said leased premises prior to the making of this lease, and knows the condition thereof, and that no representations as to the condition or state of repairs thereof have been made by the Landlord or its agent, which are not herein expressed, and the Tenant hereby accepts the leased premises in their present condition at the date of the execution of this Lease.

Section 3. The Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased premises are a part or for any loss or damage resulting to the Tenant or his property from bursting, stoppage or leaking of water, gas, sewer or steam pipes.

ARTICLE XVII USE AND OCCUPANCY

It is understood and agreed between the parties hereto that said premises during the continuance of this Lease shall be used and occupied by Integral Vision, Inc. to develop, manufacture, and market machine vision inspection systems , and for no other purpose or purposes without the written consent of the Landlord, and that the Tenant will not use the premises for any purpose in violation of any law, municipal ordinance or regulation and that on any breach of this agreement, the Landlord may at its option terminate this Lease forthwith and reenter and repossess the leased premises.

ARTICLE XVIII DAMAGE AND DESTRUCTION

Section 1. If the building is damaged by fire or any other cause, the following provisions of this Article shall apply:

A) If the damage is to such extent that the cost of restoration, as estimated by Landlord, will equal or exceed thirty (30%) percent of the replacement value of the building (exclusive of foundations) in its condition just prior to the occurrence of the damage, Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant a written notice stating that it elects to terminate this Lease. If such notice shall be given:

1. This Lease shall terminate on the third (3rd) day after the giving of said notice.

2. Tenant shall surrender possession of the premises within a reasonable time thereafter.

3. The rent and additional rent shall be apportioned as of the date of such surrender and any rent paid for any period beyond said date shall be repaid to Tenant.

B) If the cost of restoration, as estimated by Landlord, shall amount to less than thirty (30%) percent of said replacement value of the building, or if despite the cost Landlord does not elect to terminate this Lease, Landlord shall restore the building and the premises with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord, and Tenant shall not have the right to terminate this Lease.

Landlord need not restore fixtures, improvements or other property of Tenant.

Section 2. In any case in which the use of the premises is affected by any damage to the building, there shall be either an abatement or an equitable reduction in rent depending on the period for which the extent to which the premises are not reasonable usable for the purposes for which they are leased hereunder. The words "restoration" and "restore" as used in this Article shall include repairs. If the damage results from the fault of Tenant, or Tenant's agents, servants, visitors or licensees, Tenant shall not be entitled to any abatement or reduction of rent, except to the extent, if any, that Landlord receives the proceeds of rent insurance in lieu of such rent.

Section 3. In the event of any loss or damage to the building, the premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party; and to the extent possible without additional cost, each party shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party (its agents, employees and guests).

ARTICLE XIX NOTICES

All notices required herein shall be given in writing by certified or registered mail, return receipt requested, if addressed to Landlord, at the place where the rent reserved herein is payable and if addressed to Tenant as follows:
Integral Vision
49113 Wixom Tech Drive
Wixom, Michigan 48393

or mailed to such other addresses as the parties respectively may designate by notice given in like manner.

ARTICLE XX HEADINGS AND SECTION NUMBERS

The headings, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, or construe, or describe the scope of intent of such sections or articles of this Lease nor in any way affect this Lease.

ARTICLE XXI UTILITIES

The Tenant shall pay, as and when the same shall become due and payable, all water and sewer rents, rates, charges, assessments and other utilities supplied to the leased property. If any such utilities are not separately metered or assessed, or are only partially separately metered or assessed and are used in common with other tenants of the building in which the leased property is located, the Tenant will pay to the Landlord an apportionment of such charges for utilities used in common based on square footage of floor space leased to each tenant using such common facilities, in addition to the Tenant's payment of the separately metered charges.

ARTICLE XXII ADDITIONAL RULES

The Landlord may, from time to time, make such reasonable rules and regulations as in the Landlord's judgment may by necessary or advisable for the safety, care and cleanliness of the premises, the cleanliness of the building in which the same are located, the common areas and other tenants occupying said adjoining buildings and for the preservation of good order in said building and adjoining buildings and the use and occupancy of the demised premises shall be conditioned upon observance of the compliance with such rules and regulations.

ARTICLE XXIII ADDITIONAL DOCUMENTS

The parties hereto, upon request, agree to execute any additional documents required to carry out the intent and provisions of this Lease.

ARTICLE XXIV LIGHT AND AIR

If at any time any windows of the demised premises are temporarily or permanently closed, darkened or bricked-up for any reason whatsoever including, but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent, nor shall the same release Tenant from its obligations hereunder not constitute and eviction.

ARTICLE XXV WAIVER OF RIGHTS AND REDEMPTION

Tenant hereby expressly waives any and all rights of redemption granted by or under any present of future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the leased premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

ARTICLE XXVI WAIVER

The failure of the Landlord to insist, in any one or more instances upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord.

ARTICLE XXVII NO PARTNERSHIP

Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

ARTICLE XXVIII PARTIAL INVALIDITY

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

ARTICLE XXIX LIENS

The Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the estate of the Landlord or of any interest of the Landlord in the demised premises, or upon or in the building or buildings or improvements thereon or hereafter erected or placed hereon, it being agreed that should the Tenant cause any improvements, alterations or repairs to be made to the demised premises, or material furnished or labor performed therein, or thereon, neither the Landlord nor the demised premises nor any improvements shall under any circumstances be liable for the payment of any expenses incurred or for the value of any work done or material furnished to the demised premises or any part thereof; but all such improvements, alterations, repairs, materials and labor shall be done at the Tenant's expense and the Tenant shall be solely and wholly responsible to contractors, laborers and materialmen, furnishing labor and material to said premises and building or buildings and improvements or any part thereof and all such laborers, materialmen and contractors are hereby charged with notice that they must look solely and wholly to the Tenant and the Tenant's interest in the premises, to secure the payment of any bills for work done and materials furnished.

In the event a mechanic's lien shall be filed against the demised premises or Tenant's interest therein as the result of the work undertaken by Tenant to ready the demised premises for the opening of Tenant's business or as a result of any repairs or alterations made by Tenant, Tenant shall, within ten (10) days after receiving notice of such lien, discharge such lien either by payment of the indebtedness due the mechanic's lien claimant or by filing a bond (as provided by statute) as security therefor. In the event Tenant shall fail to discharge such lien, Landlord shall, among its remedies, have the right to procure such discharge by filing such bond and Tenant shall pay the cost of such bond to Landlord as additional rent upon the first day that rent shall be due thereafter.

ARTICLE XXX ENTIRE AGREEMENT

This Lease and the Exhibits, Riders and/or Addendum, if any, attached and signed by the parties, set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. If any provisions contained in a Rider or addendum is inconsistent with a provision of this Lease, the provisions contained in said rider or addendum shall supersede the Lease provision.

ARTICLE XXXI INTERPRETATION AND USE OF PRONOUNS

Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, the masculine gender shall include the feminine and neuter genders and the neuter gender shall include the feminine and masculine genders.

ARTICLE XXXII COMPLIANCE WITH LAWS

Tenant covenants and warrants that during the term of this Lease or any extension thereof, Tenant, at its expense and under penalty of forfeiture and damages, has complied and will continue to comply with all statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal and other applicable governmental authorities now in force or which may hereinafter be in force as pertains to the conduct of Tenant's business. Tenant agrees to indemnify, save and hold Landlord harmless from any fines or penalties assessed against the demised premises for a violation of any statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal and other governmental authorities as a result of Tenant's improper, unusual or unlawful manner of using the demised premises for the conduct of Tenant's business.

ARTICLE XXXIII CONSTRUCTION AND INTERPRETATION

This Lease shall be construed and interpreted in accordance with the laws of the State of Michigan.

ARTICLE XXXIV RENT TO BE NET TO LANDLORD

It is the intention of the parties that the rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the net annual rent specified herein during the term of this Lease, and that all costs, expenses and obligations of every kind or nature whatsoever relating to the demised premises including, but not limited to all charges made against the leased premises for gas, water, heat and electricity during the continuance of this lease shall be paid as the same shall become due by Tenant except for those costs, expenses and obligations specifically designated as those of Landlord.

ARTICLE XXXV DELAYS

Section 1. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The party entitled to such extension hereunder shall give written notice as soon as possible to the other party hereto of its claim of right to such extension and the reason(s) therefore. The provisions of this Paragraph shall not operate to excuse Tenant from prompt payment of rent, or any other payments required by the terms of this Lease.

Section 2. It is understood that if the Tenant shall be unable to enter into and occupy the premises hereby leased at the time above provided, by reason of the said premises not being ready for occupancy, or by reason of the holding over of any previous occupant of said premises, or as a result of any cause or reason beyond the direct control of the Landlord, the Landlord shall not be liable in damages to the Tenant therefor, but during the period the Tenant shall be unable to occupy said premises as hereinbefore provided, the rental therefor shall be abated and the Landlord is to be the sole judge as to when the premises are ready for occupancy.

ARTICLE XXXVI INTEREST ON PAST DUE OBLIGATIONS

Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at fifteen (15%) percent per annum from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

ARTICLE XXXVII LIABILITY OF LANDLORD

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the demised premises and out of rents or other income from such property receivable by Landlord, or out of the consideration received by landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the demised premises. Neither Landlord nor any of the partners comprising the partnership which is the Landlord herein shall be liable for any deficiency.

ARTICLE XXXVIII RE-RENTING

The Tenant hereby agrees that for a period commencing one hundred fifty (150) days prior to the termination of this Lease, the Landlord may show the premises to prospective Tenants and one hundred fifty (150) days prior to the termination of this Lease, may display in and about said premises and in the windows thereof, the usual and ordinary "TO RENT" signs.

ARTICLE XXXIX QUIET ENJOYMENT

The Landlord covenants that the said Tenant, on payment of all the aforesaid installments and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid.

ARTICLE XXXX HOLDING OVER

Any holding over after the expiration of the term hereof with the consent of Landlord, shall be construed to be a tenancy from month-to- month at one and one-half (1-1/2) times the last month's rental together with an amount estimated by Landlord for the monthly additional charges payable pursuant to this Lease, and shall otherwise be on the same terms and conditions as herein specified so far as applicable. Any holding over without Landlord's consent shall entitle Landlord to reenter the leased premises pursuant to Article XIII, Section 2 of this Lease.

ARTICLE XXXXI SUCCESSORS

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Article VII.

ARTICLE XXXXII FURNISHING OF FINANCIAL STATEMENTS

Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, with financial statements reflecting Tenant's current financial condition, and written evidence of ownership of controlling stock interest if Tenant is a corporation. SEC filings may be used to satisfy the intent of this section.

ARTICLE XXXXIII ACCORD AND SATISFACTION

Payment by Tenant or receipt by Landlord of a lesser amount than the rent or other charges herein stipulated shall be deemed to be on account of the earliest due stipulated rent or other charges, and no endorsement or statement on any check or any letter accompanying any check payment as rent or other charges shall be deemed an accord and satisfaction and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charges or pursue any other remedy in this Lease to the Tenant.

ARTICLE XXXXIV EXECUTION OF LEASE; NO OPTION

The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest by Tenant in, the leased premises. Execution of this Lease by Tenant and returned to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered the Lease to the Tenant.

ARTICLE XXXXV RECORDING

Tenant shall not record this Lease without the written consent of Landlord.

ARTICLE XXXXVI WAIVER OR COUNTERCLAIMS

In the event Landlord commences any proceedings for nonpayment of rent or as a result of the holding over of Tenant after the expiration of the term of this Lease, Tenant will not interpose any counterclaim of whatsoever nature or description in any such proceedings, which shall not be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

ARTICLE XXXXVII ESTOPPEL STATEMENT

Tenant agrees within five (5) days after request therefor by Landlord, to execute in recordable form and deliver to Landlord a statement, in writing, certifying (a) that this Lease is in full force and effect; (b) date of commencement of the term of this Lease; (c) that rent is paid currently without any off-set or defense thereto; (d) the amount of rent, if any, paid in advance; (e) whether this Lease has been modified and, if so, identifying the modifications; and (f) that there are no uncured defaults by Landlord or stating those claimed by Tenant, provided that, in fact, such facts are accurate and ascertainable.

ARTICLE XXXXVIII ATTORNMENT

In the event any proceedings are brought for the foreclosure of, or in the event of a conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under any mortgage and/or deed of trust made by Landlord covering the leased premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the demised premises or any portion thereof containing the demised premises, this Lease shall remain in full force and effect and Tenant hereby attorns to and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to, such successor in interest and recognizes such successor as the Landlord under this Lease. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the leased premises by, through or under the Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the leased premises.

ARTICLE XXXXIX SUBORDINATION

Tenant agrees that this Lease shall, at the request of the Landlord, be subordinate to any first mortgage on deeds of trust that may hereafter be placed upon said premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in said mortgages or trust deeds shall agree to recognize the Lease of said Tenant in the event of foreclosure if Tenant is not in default. Tenant also agrees that any mortgagee or trustee may elect to have this Lease a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees upon request of Landlord, any mortgagee or any trustee, it shall execute whatever instruments may be required to carry out the intent of this Article.

ARTICLE XXXXX REMEDIES

Failure of the Tenant to execute any of the above instruments within fifteen (15) days upon written request so to do by Landlord shall constitute a breach of this Lease and the Landlord may, at its option, cancel this Lease and terminate the Tenant's interest therein. Further, Tenant hereby irrevocably appoints Landlord as attorney-in- fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such instruments.

ARTICLE XXXXXI EXECUTION OF LEASE

If either party hereto is a partnership, limited partnership, corporation or other joint venture or association, the individual(s) executing this Lease on behalf of such entity warrant and represent that such entity is validly organized and existing and authorized to do business under the laws of the State of Michigan, that the form of entity is as set forth in the introductory paragraph of this Lease and the acknowledgments at the end of this Lease, that the entity has full power and lawful authority to enter into this Lease in the manner and form herein set forth, and that the execution of this Lease by such individual(s) is proper and sufficient to legally bind such entity in accordance with the terms and conditions hereof. If Tenant consists of more than one person or entity, then the obligations imposed on Tenant shall be joint and several.

ARTICLE XXXXXII LANDLORD'S LIEN

Tenant hereby grants to Landlord a lien and security interest as security for payment of all rental, additional rental or any other charges now or hereafter payable by Tenant hereunder, upon all equipment, fixtures and inventory (and the proceeds thereof) within the demised premises, including all improvements, equipment, fixtures, inventory, merchandise and other personal property now or hereafter placed on or in the demised premises, to the full extent of Tenant's and any assignee's or subtenant's interest therein, and such lien shall include the right to prevent removal of said property from the demised premises and may be enforced, upon nonpayment of rent or other charges as aforesaid, or any other default by Tenant hereunder, without notice to Tenant, unless notice is required by some other provision of this Lease, by the reentry, taking and sale, lease, or other disposition of such property. Landlord shall also have all other rights and remedies upon default provided by law, including those set forth in the Uniform Commercial Code, so-called. The sale, lease or other disposition of the property shall be either public or private after at least ten (10) days notice to Tenant at his last known address, and Landlord shall have the right and privilege to be a purchaser at any such sale. Landlord and Tenant agree that ten (10) days notice of such sale, lease or other disposition of the property is reasonable under the circumstances. Tenant shall and hereby agrees to provide upon request a list of creditors and indebtedness and otherwise do whatever may be necessary or appropriate to pass good and legal title under any sale, lease or other disposition as herein provided. Any and all proceeds obtained at such sale shall be applied first to the cost of such sale, including reasonable attorney fees and costs, and then to any interest accrued and payable under the terms of this Lease for nonpayment of rent and/or any other charges, and any balance to the reduction of any principal sum due hereunder for rent and/or other charges. Sale or retention under such lien shall not be deemed to waive, alter, limit or affect in any manner whatsoever, but shall be in addition to, any other remedies available to Landlord upon nonpayment of rent or other charges under this lease or otherwise. Tenant shall execute any financing statement or other documents requested by Landlord in order to evidence or perfect such lien.

ARTICLE XXXXXIII PLANS AND SPECIFICATIONS

The completion of the facility shall be done in accordance with the attached building plans marked as Exhibit "A" attached hereto and made a part hereof.

ARTICLE XXXXXIV WARRANTIES

Landlord shall extend to Tenant any and all warranties given to Landlord by the manufacturers.

ARTICLE XXXXXIV FACSIMILES:

Landlord and Tenant agree that a facsimile transmission of any original documentshall have the same effect as an original. Any signature required on an original shall be completed when a facsimile copy has been signed. The parties agree that signed facsimile copies of documents shall be appended t the originals thereof, integrated therewith and given full effect as if an original.

ARTICLE XXXXXV TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

Section 1. HAZARDOUS SUBSTANCE. The term "Hazardous Substances", as used in this Lease, shall include without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyl's (PCBs), chemicals knows to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

Section 2. TENANT'S RESTRICTIONS. Tenant shall not cause or permit to occur:

(a) Any violation of any federal, state or local law, ordinance or regulation now or hereafter enacted, related to environmental conditions on, under, or about the premises, or arising from Tenant's use or occupancy of the premises, including but not limited to, soil and ground water conditions, or

(b) The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substance on, under, or about the premises, or the transportation to or from the premises of any Hazardous Substance. However the use of cleaning products used in the day to day cleaning of the facility shall be allowed.

Section 3. ENVIRONMENTAL CLEAN-UP. Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation or disposal of hazardous substance ("Laws").

Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

Should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substance that occurs during the term of this Lease, at or from the premises, or which arises at any time from Tenant's use or occupancy of the premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleaning plans.

Tenant shall, at Tenant's own expense, promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 3 within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Section 3.

Tenants obligations and liabilities under this Section 3 shall survive the expiration and/or termination of this Lease.

Section 4. TENANT'S INDEMNITY. Tenant shall indemnify, defend and hold harmless Landlord, the manager of the property and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this Lease, at or from the premises, or which arises at any time from Tenant's use or occupancy of the premises or from Tenant's failure to provide all information, make all submissions and take all steps required by all Authorities under the Laws and all other environmental laws.

Tenants obligations and liabilities under this Section 4 shall survive the expiration and/or termination of this Lease.

Section 5. ENVIRONMENTAL AUDIT. Landlord has caused an environmental audit of the property be conducted by CTI and Associates which report is attached hereto as Exhibit "B" and made a part hereof by reference. Tenant acknowledges that it has received a copy of the environmental audit report. Landlord represents that it will provide the Tenant an updated environmental audit report (Updated Environmental Report) of the property as soon as practical after the date of this Lease, and that it has no knowledge of the presence, on the property, of any hazardous substances, other than as set forth in the environmental audit report.

Tenant shall, Thirty (30), days prior to the expiration of this Lease, at its expense, cause an environmental audit of the property to be conducted by CTI and Associates. Tenant shall submit a copy of said environmental audit report promptly to Landlord after its receipt. In the event that said environmental audit report shall differ in any way with the Updated Environmental Audit Report , Tenant shall, at its expense, be obligated to fulfill its responsibilities regarding hazardous substances as hereinabove required under Article XXXXXV entitled Tenant's Responsibility Regarding Hazardous Substances.

ARTICLE XXXXXVI LANDLORD IMPROVEMENTS:

Facility shall be completed in accordance with the attached Plans marked Exhibit "A".

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

WITNESS:	LANDLORD:
POCONO DEVELOPMENT COMPANY, L.L.C. ,
a, Michigan Limited Liability Corporation

_____________________	By:_______________________________

TENANT: Integral Vision, Inc.,
A Michigan Corporation

_____________________	By:_______________________________
_____________________	Its:______________________________

SECURITY_PROVISION

The Landlord herewith acknowledges the receipt of $8,258.83 which shall be the first months rent and $49,552.98 Dollars, which shall be retained as security for the faithful performance of all of the covenants, conditions and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenant's failure to perform the said covenants, conditions and agreements; the Landlord may so apply the security at his option; and the Landlord's right to the possession of the premises for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The sum if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions and agreements of this Lease is to be returned to the Tenant when this Lease is terminated, according to these terms and in no event is the said security to be returned until the Tenant has vacated the premises and delivered possession to the Landlord.

In the event that the Landlord repossesses itself of the said premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions and agreements of this Lease, the Landlord may apply the said security upon all damages suffered to the date of said repossession and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obliged to keep the said security as a separate fund, but may mix the said security with its own funds.

However should Tenant faithfully perform all of the covenants, conditions and agreements of this Lease for the first 12 months the landlord shall apply $24,776.49 of the security to the rent for months 13, 14, and 15 however tenant shall be liable for any difference due to rental increases.

LANDLORD:
POCONO DEVELOPMENT COMPANY L.L.C., a
Michigan Limited Liability Corporation

By:________________________________

       By:________________________________